As filed with the Securities and Exchange Commission on March 23, 2004.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TULARIK INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	94-3148800 (I.R.S. Employer Identification No.)

1120 Veterans Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices)

1997 EQUITY INCENTIVE PLAN

1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

William J. Rieflin

Executive Vice President, Administration, General Counsel and Secretary

TULARIK INC.

1120 Veterans Boulevard

South San Francisco, CA 94080

(650) 825-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

COOLEY GODWARD LLP

5 Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Stock Options and Common Stock (par value $.001 per share)	2,820,807 shares	$17.37	$48,997,418	$6,207.97

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s common stock that become issuable under the 1997 Equity Incentive Plan, as amended, and the 1999 Employee Stock Purchase Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of the Company’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of the Company’s common stock on March 17, 2004 as reported on the Nasdaq National Market. The following chart illustrates the calculation of the registration fee:

Securities	Number of Shares	Offering Price per Share	Aggregate Offering Price
Common stock reserved for future grant under the 1997 Equity Incentive Plan, as amended	2,320,807	$17.37	$40,312,418
Common stock available for issuance under the 1999 Employee Stock Purchase Plan, as amended	500,000	$17.37	$8,685,000

Total	2,820,807		$48,997,418
Registration Fee			$6,207.97

Approximate date of commencement of proposed sale to the public:    as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional: (i) 2,320,807 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 1997 Equity Incentive Plan, as amended, and (ii) 500,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 1999 Employee Stock Purchase Plan, as amended.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the Registration Statements on Form S-8, relating to the 1997 Equity Incentive Plan, as amended, and the 1999 Employee Stock Purchase Plan, as amended (File Nos. 333-95605, as amended, 333-30384, 333-59500, 333-100693 and 333-105166) previously filed with the Securities and Exchange Commission on January 28, 2000, February 14, 2000, April 25, 2001, October 23, 2002 and May 12, 2003, respectively, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 23, 2004.

TULARIK INC.

By:	/s/ David V. Goeddel

David V. Goeddel Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David V. Goeddel and William J. Rieflin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his, substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ David V. Goeddel	Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2004

DAVID V. GOEDDEL

/s/ William J. Rieflin	Executive Vice President, Administration, and Acting Chief Financial Officer (Principal Financial and Accounting Officer)	March 23, 2004

WILLIAM J. RIEFLIN

/s/ A. Grant Heidrich, III	Director	March 23, 2004

A. GRANT HEIDRICH, III

/s/ Edward R. McCracken	Director	March 23, 2004

EDWARD R. MCCRACKEN

/s/ Steven L. McKnight	Director	March 23, 2004

STEVEN L. MCKNIGHT

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Cooley Godward LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2	Consent of Ernst & Young LLP, Independent Auditors

23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature page to this Registration Statement

99.1*	1997 Equity Incentive Plan, and related documents

99.2*	1999 Employee Stock Purchase Plan

99.3**	Amendment No. 1, effective December 12, 1999, to the Registrant’s 1997 Equity Incentive Plan

99.4***	Amendment No. 1, effective January 31, 2004, to the Registrant’s 1999 Employee Stock Purchase Plan, and related documents

*	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (No. 333-89177), as amended through the date hereof, and incorporated herein by reference.

**	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (No. 000-28397), and incorporated herein by reference.

***	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 (No. 000-28397), and incorporated herein by reference.